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                                 EXHIBIT INDEX
(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Dec. 5, 2006.